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     PRICING SUPPLEMENT NO. 42                               Rule 424(b)(3)
     DATED:  November 13, 1995                            File No. 33-60065
     (To Prospectus dated July 28, 1995
     and Prospectus Supplement dated July 28, 1995)


                               $2,399,571,350
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes Book Entry Notes
 $70,000,000                  [x]                 [x]

 Original Issue Date:         Fixed Rate Notes    Certificated Notes
 11/16/95                     [_]                 [_]

 Maturity Date: 11/18/96

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                     Optional           Optional
                   Redemption        Repayment          Repayment
Redeemable On      Price(s)          Date(s)            Price(s)
-------------      --------          -------            --------

 N/A                N/A               N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate: N/A

 [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

 [_]  Federal Funds Rate               Interest Reset Date(s): *

 [_]  Treasury Rate                    Interest Reset Period: Daily

 [_]  LIBOR                            Interest Payment Date(s): **

 [x]  Prime Rate

 [_]  CMT Rate

 Initial Interest Rate: ***            Interest Payment Period: Quarterly

 Index Maturity:  N/A

 Spread (plus or minus): -2.85%

-------------------------
*    Daily on each Business Day.

**   02/19/96, 05/20/96, 08/19/96 and 11/18/96.

***  The Prime Rate as of November 16, 1995 minus 285 basis points.

The distribution of Notes will conform to the requirements set forth in the applicable sections of Schedule E to the By-laws of the National
Association of Securities Dealers, Inc.

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